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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2002, in the Registration Statement (Form S-3) with respect to the consolidated financial statements of Electric Fuel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Kost Forer and Gabbay Kost Forer & Gabbay A Member of Ernst & Young Global

Tel-Aviv, Israel
September 12, 2002

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Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS